Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statements on Form S-8 (Nos. 333-165534 and 333-168322) of our report dated September 13, 2010, relating to the financial statements and financial statement schedule, which appears in QuinStreet’s Annual Report on Form 10-K for the year ended June 30, 2010.

San Jose, California

August 10, 2011